Exhibit 99.1

Intercontinental Exchange Reports Strong Full Year 2024 Results

19th consecutive year of record revenues

• 2024 net revenues of $9.3 billion, +16% y/y

Jeffrey C. Sprecher,

ICE Chair & Chief Executive Officer, said, "We are pleased to report our 19th consecutive year of record revenues and continued earnings per share growth. Our track record of growth is a testament to the resilience of our "all-weather" business model, which through an array of macroeconomic environments, continues to deliver compounding growth as customers access our leading networks to manage risk, consume our mission-critical data and drive greater workflow efficiencies. As we shift to 2025, we remain focused on bringing efficiencies to our customers' workflows and creating value for our stockholders."

• 2024 GAAP diluted EPS of $4.78, +14% y/y

• 2024 adj. diluted EPS of $6.07, +8% y/y

• Record 2024 operating income of $4.3 billion, +17% y/y; record adj. operating income of $5.5 billion, +16% y/y

• 2024 operating margin of 46%; adj. operating margin of 59%

• Record annual operating cash flow of $4.6 billion, +30%; record adj. free cash flow of over $3.6 billion, +13% y/y

• Expect to resume share repurchases in the first quarter

ATLANTA & NEW YORK, February 6, 2025 - Intercontinental Exchange (NYSE: ICE), a leading global provider of technology and data, today reported financial results for the fourth quarter and full year of 2024. For the quarter ended December 31, 2024, consolidated net income attributable to ICE was $698 million on $2.3 billion of consolidated revenues less transaction-based expenses. Fourth quarter GAAP diluted earnings per share (EPS) were $1.21. Adjusted net income attributable to ICE was $875 million in the fourth quarter and adjusted diluted EPS were $1.52.

For the full year of 2024, consolidated net income attributable to ICE was $2.8 billion on $9.3 billion of consolidated revenues less transaction-based expenses. Full year 2024 GAAP diluted EPS was $4.78, up 14% year-over-year. On an adjusted basis, net income attributable to ICE for the year was $3.5 billion and adjusted diluted EPS was $6.07, up 8% year-over-year.

Please refer to the reconciliation of non-GAAP financial measures included in this press release for more information on our adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted EPS and adjusted free cash flow.

Warren Gardiner, ICE Chief Financial Officer, added: "As we look back on 2024, our record revenue and operating income demonstrate the strength and resiliency of our unique business model. Our strong and growing cash flows enabled us to reinvest in our business and pay dividends of over $1 billion to stockholders while also significantly reducing leverage. As we enter 2025, we are well positioned to achieve our growth objectives and to invest in our business to strengthen our foundation for continued growth in the future."

Fourth Quarter and Full Year 2024 Business Highlights

Fourth quarter consolidated net revenues were $2.3 billion, up 6% year-over-year, including exchange net revenues of $1.2 billion, fixed income and data services revenues of $579 million and mortgage technology revenues of $508 million. Consolidated operating expenses were $1.2 billion for the fourth quarter of 2024. On an adjusted basis, consolidated operating expenses were $973 million. Consolidated operating income for the fourth quarter was $1.1 billion and the operating margin was 46%. On an adjusted basis, consolidated operating income for the fourth quarter was $1.4 billion and the adjusted operating margin was 58%.

Full year 2024 consolidated net revenues were $9.3 billion, up 16% year-over-year, including exchange net revenues of $5.0 billion, fixed income and data services revenues of $2.3 billion and mortgage technology revenues of $2.0 billion. Consolidated operating expenses were $5.0 billion for 2024. On an adjusted basis, consolidated operating expenses were $3.8 billion. Consolidated operating income for the year was $4.3 billion and the operating margin was 46%. On an adjusted basis, consolidated operating income for the year was $5.5 billion and the adjusted operating margin was 59%.

	Net Revenue	Op Margin	Adj Op Margin	Net Revenue	Op Margin	Adj Op Margin

$ (in millions)	Full Year 2024			4 Q24
Exchanges	$4,959	73%	75%	$1,236	73%	75%
Fixed Income and Data Services	$2,298	37%	45%	$579	36%	43%
Mortgage Technology	$2,022	(8)%	36%	$508	(7)%	35%
Consolidated	$9,279	46%	59%	$2,323	46%	58%

	FY24	FY23	% Chg	4Q24	4Q23	% Chg
Recurring Revenue	$4,829	$4,138	17%	$1,215	$1,199	1%
Transaction Revenue, net	$4,450	$3,850	16%	$1,108	$1,002	11%

Exchanges Segment Results

Fourth quarter exchange net revenues were $1.2 billion, up 9% year-over-year. Exchange operating expenses were $334 million and on an adjusted basis, were $313 million in the fourth quarter. Segment operating income for the fourth quarter was $902 million and the operating margin was 73%. On an adjusted basis, operating income was $923 million and the adjusted operating margin was 75%.

$ (in millions)	4Q24	4Q23	% Chg	Const Curr(1)
Revenue, net:
Energy	$477	$414	16%	16%
Ags and Metals	54	63	(13)%	(13)%
Financials(2)	151	116	30%	27%
Cash Equities and Equity Options	114	99	15%	15%
OTC and Other(3)	87	89	(3)%	(3)%
Data and Connectivity Services	230	234	(2)%	(2)%
Listings	123	121	1%	1%
Segment Revenue	$1,236	$1,136	9%	9%

Recurring Revenue	$353	$355	(1)%	(1)%
Transaction Revenue, net	$883	$781	13%	13%

(1) Net revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 4Q23, 1.2420 and 1.0765, respectively.

(2) Financials include interest rates and other financial futures and options.

(3) OTC & other primarily includes physical energy, interest income on certain clearing margin deposits, regulatory penalties and fines, fees for use of our facilities, regulatory fees charged to member organizations of our U.S. securities exchanges, designated market maker service fees, technology development fees, exchange member fees, and agriculture grading and certification fees.

Full year exchange net revenues were $5.0 billion, up 12% year-over-year. Exchange operating expenses were $1.3 billion and on an adjusted basis, were $1.2 billion for the full year. Segment operating income for 2024 was $3.6 billion and the operating margin was 73%. On an adjusted basis, operating income was $3.7 billion and the adjusted operating margin was 75%.

$ (in millions)	FY24	FY23	% Chg	Const Curr(1)
Revenue, net:
Energy	$1,876	$1,498	25%	25%
Ags and Metals	257	271	(5)%	(5)%
Financials(2)	559	460	22%	19%
Cash Equities and Equity Options	431	383	13%	13%
OTC and Other(3)	400	398	—	—
Data and Connectivity Services	947	933	2%	2%
Listings	489	497	(2)%	(2)%
Segment Revenue	$4,959	$4,440	12%	11%

Recurring Revenue	$1,436	$1,430	—%	—%
Transaction Revenue, net	$3,523	$3,010	17%	17%

(1) Net revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 2023, 1.2438 and 1.0817, respectively.

(2) Financials include interest rates and other financial futures and options.

(3) OTC & other primarily includes physical energy, interest income on certain clearing margin deposits, regulatory penalties and fines, fees for use of our facilities, regulatory fees charged to member organizations of our U.S. securities exchanges, designated market maker service fees, technology development fees, exchange member fees, and agriculture grading and certification fees.

Fixed Income and Data Services Segment Results

Fourth quarter fixed income and data services revenues were $579 million, up 3% year-over-year. Fixed income and data services operating expenses were $368 million and adjusted operating expenses were $329 million in the fourth quarter. Segment operating income for the fourth quarter was $211 million and the operating margin was 36%. On an adjusted basis, operating income was $250 million and the adjusted operating margin was 43%.

$ (in millions)	4Q24	4Q23	% Chg	Const Curr(1)
Revenue:
Fixed Income Execution	$33	$35	(7)%	(7)%
CDS Clearing	75	81	(8)%	(8)%
Fixed Income Data and Analytics	301	286	5%	5%
Other Data and Network Services	170	161	6%	5%
Segment Revenue	$579	$563	3%	2%

Recurring Revenue	$471	$447	5%	5%
Transaction Revenue	$108	$116	(8)%	(8)%

(1) Net revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 4Q23, 1.2420 and 1.0765, respectively.

Full year 2024 fixed income and data services revenues were $2.3 billion, up 3% year-over-year. Fixed income and data services operating expenses were $1.5 billion and on an adjusted basis, were $1.3 billion for the year. Segment operating income for the full year was $843 million and the operating margin was 37%. On an adjusted basis, operating income was $1.0 billion and the adjusted operating margin was 45%.

$ (in millions)	FY24	FY23	% Chg	Const Curr(1)
Revenue:
Fixed Income Execution	$117	$124	(6)%	(6)%
CDS Clearing	343	360	(5)%	(5)%
Fixed Income Data and Analytics	1,177	1,118	5%	5%
Other Data and Network Services	661	629	5%	5%
Segment Revenue	$2,298	$2,231	3%	3%

Recurring Revenue	$1,838	$1,747	5%	5%
Transaction Revenue	$460	$484	(5)%	(5)%

(1) Net revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 2023, 1.2438 and 1.0817, respectively.

Mortgage Technology Segment Results

Fourth quarter mortgage technology revenues were $508 million. Mortgage technology operating expenses were $544 million and adjusted operating expenses were $331 million in the fourth quarter. Segment operating loss for the fourth quarter was $36 million and the operating margin was (7)%. On an adjusted basis, operating income was $177 million and the adjusted operating margin was 35%.

$ (in millions)	4Q24	4Q23	% Chg
Revenue:
Origination Technology	$177	$170	4%
Closing Solutions	52	43	22%
Servicing Software	213	219	(3)%
Data and Analytics	66	70	(5)%
Segment Revenue	$508	$502	1%

Recurring Revenue	$391	$397	(2)%
Transaction Revenue	$117	$105	12%

Full year mortgage technology revenues were $2.0 billion. Mortgage technology operating expenses were $2.2 billion and adjusted operating expenses were $1.3 billion in 2024. Segment operating loss for the full year was $170 million and the operating margin was (8)%. On an adjusted basis, operating income was $724 million and the adjusted operating margin was 36%.

$ (in millions)	FY24	FY23	% Chg
Revenue:
Origination Technology	$713	$694	3%
Closing Solutions	202	179	13%
Servicing Software	848	288	194%
Data and Analytics	259	156	66%
Segment Revenue	$2,022	$1,317	54%

Recurring Revenue	$1,555	$961	62%
Transaction Revenue	$467	$356	31%

Other Matters

•	Operating cash flow for 2024 was $4.6 billion and adjusted free cash flow was $3.6 billion.

•	As of December 31, 2024, unrestricted cash and cash equivalents were $844 million and outstanding debt was $20.4 billion.

•	ICE paid over $1.0 billion in dividends in 2024.

Financial Guidance

	GAAP	Non-GAAP
2025 Exchange Recurring Revenue (% growth)	Low-single digits
2025 Fixed Income & Data Services Recurring Revenue (% growth)	Mid-single digits
2025 Mortgage Technology Revenue (% growth)	Low-to-mid single digits
2025 Operating Expenses	$4.915 - $4.965 billion	$3.915 - $3.965 billion(1)
1Q25 Operating Expenses	$1.220 - $1.230 billion	$965 - $975 million(1)
1Q25 Non-Operating Expense(2)	$175 - $180 million
2025 Capital Expenditures	$730 - $780 million
2025 Effective Tax Rate(3)	24% - 26%
1Q25 Weighted Average Shares Outstanding	575 - 581 million

(1) 2025 and 1Q25 non-GAAP operating expenses exclude amortization of acquisition-related intangibles and integration expenses.

(2) Non-operating expense includes interest income, interest expense and net other income/expense. Adjusted non-operating expense excludes equity earnings from unconsolidated investees.

(3) This represents 2025 full year guidance for both the GAAP and non-GAAP effective tax rates but note that the GAAP effective tax rate is more susceptible to diverging from this guidance based on items outside the normal course of business that are adjusted for to derive our non-GAAP results. Such items can be unknown, unpredictable or uncertain, requiring unreasonable efforts to determine with any precision and which could potentially be confusing or misleading.

Earnings Conference Call Information

ICE will hold a conference call today, February 6, at 8:30 a.m. ET to review its fourth quarter 2024 financial results. A live audio webcast of the earnings call will be available on the company's website at www.theice.com in the investor relations section. Participants may also listen via telephone by dialing 833-470-1428 from the United States or 404-975-4839 from outside of the United States. Telephone participants are required to provide the participant entry number 092546 and are recommended to call 10 minutes prior to the start of the call. The call will be archived on the company's website for replay.

The conference call for the first quarter 2025 earnings has been scheduled for May 1st at 8:30 a.m. ET. Please refer to the Investor Relations website at www.ir.theice.com for additional information.

Historical futures, options and cash ADV, rate per contract, open interest data and CDS cleared information can be found at: https://ir.theice.com/investor-resources/supplemental-information/default.aspx

Consolidated Statements of Income

(In millions, except per share amounts)

	Twelve Months Ended December 31,		Three Months Ended December 31,
Revenues:	2024	2023	2024	2023
Exchanges	$7,441	$6,355	$1,943	$1,601
Fixed income and data services	2,298	2,231	579	563
Mortgage technology	2,022	1,317	508	502
Total revenues	11,761	9,903	3,030	2,666
Transaction-based expenses:
Section 31 fees	679	293	242	62
Cash liquidity payments, routing and clearing	1,803	1,622	465	403
Total revenues, less transaction-based expenses	9,279	7,988	2,323	2,201
Operating expenses:
Compensation and benefits	1,909	1,595	487	492
Professional services	154	123	40	35
Acquisition-related transaction and integration costs	104	269	16	68
Technology and communication	848	734	217	205
Rent and occupancy	111	92	22	27
Selling, general and administrative	307	266	75	70
Depreciation and amortization	1,537	1,215	389	379
Total operating expenses	4,970	4,294	1,246	1,276
Operating income	4,309	3,694	1,077	925
Other income/(expense):
Interest income	141	319	36	32
Interest expense	(910)	(808)	(213)	(251)
Other income/(expense), net	88	(311)	5	(190)
Total other income/(expense), net	(681)	(800)	(172)	(409)
Income before income tax expense	3,628	2,894	905	516
Income tax expense	826	456	196	126
Net income	$2,802	$2,438	$709	$390
Net income attributable to non-controlling interest	(48)	(70)	(11)	(17)
Net income attributable to Intercontinental Exchange, Inc.	$2,754	$2,368	$698	$373
Earnings per share attributable to Intercontinental Exchange, Inc. common stockholders:
Basic	$4.80	$4.20	$1.22	$0.65
Diluted	$4.78	$4.19	$1.21	$0.65
Weighted average common shares outstanding:
Basic	573	564	574	572
Diluted	576	565	577	574

Consolidated Balance Sheets

(In millions)

	As of	As of
	December 31, 2024	December 31, 2023
Assets:
Current assets:
Cash and cash equivalents	$844	$899
Short-term restricted cash and cash equivalents	1,142	531
Short-term restricted investments	594	680
Cash and cash equivalent margin deposits and guaranty funds	82,149	78,980
Invested deposits, delivery contracts receivable and unsettled variation margin	2,163	1,814
Customer accounts receivable, net	1,490	1,366
Prepaid expenses and other current assets	713	703
Total current assets	89,095	84,973
Property and equipment, net	2,153	1,923
Other non-current assets:
Goodwill	30,595	30,553
Other intangible assets, net	16,306	17,317
Long-term restricted cash and cash equivalents	368	340
Other non-current assets	911	978
Total other non-current assets	48,180	49,188
Total assets	$139,428	$136,084
Liabilities and Equity:
Current liabilities:
Accounts payable and accrued liabilities	$1,051	$1,003
Section 31 fees payable	316	79
Accrued salaries and benefits	438	459
Deferred revenue	236	200
Short-term debt	3,027	1,954
Margin deposits and guaranty funds	82,149	78,980
Invested deposits, delivery contracts payable and unsettled variation margin	2,163	1,814
Other current liabilities	173	137
Total current liabilities	89,553	84,626
Non-current liabilities:
Non-current deferred tax liability, net	3,904	4,080
Long-term debt	17,341	20,659
Accrued employee benefits	170	193
Non-current operating lease liability	335	299
Other non-current liabilities	405	441
Total non-current liabilities	22,155	25,672
Total liabilities	111,708	110,298
Commitments and contingencies
Redeemable non-controlling interest in consolidated subsidiaries	22	—
Equity:
Intercontinental Exchange, Inc. stockholders’ equity:
Common stock	7	6
Treasury stock, at cost	(6,385)	(6,304)
Additional paid-in capital	16,292	15,953
Retained earnings	18,071	16,356
Accumulated other comprehensive loss	(338)	(294)
Total Intercontinental Exchange, Inc. stockholders’ equity	27,647	25,717
Non-controlling interest in consolidated subsidiaries	51	69
Total equity	27,698	25,786
Total liabilities and equity	$139,428	$136,084

Non-GAAP Financial Measures and Reconciliation

We use non-GAAP measures internally to evaluate our performance and in making financial and operational decisions. When viewed in conjunction with our GAAP results and the accompanying reconciliation, we believe that our presentation of these measures provides investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparison of results because the items described below as adjustments to GAAP are not reflective of our core business performance. These financial measures are not in accordance with, or an alternative to, GAAP financial measures and may be different from non-GAAP measures used by other companies. We use these adjusted results because we believe they more clearly highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since these measures eliminate from our results specific financial items that have less bearing on our core operating performance. We strongly recommend that investors review the GAAP financial measures and additional non-GAAP information included in our Annual Report on Form 10-K, including our consolidated financial statements and the notes thereto.

Adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income attributable to ICE, adjusted diluted earnings per share and adjusted free cash flow for the periods presented below are calculated by adding or subtracting the adjustments described below, which are not reflective of our cash operations and core business performance, and their related income tax effect and other tax adjustments (in millions, except for per share amounts):

Adjusted Operating Income, Operating Margin and Operating Expense Reconciliation

(In millions)

(Unaudited)

	Exchanges Segment		Fixed Income and Data Services Segment		Mortgage Technology Segment		Consolidated
	Year Ended December 31,		Year Ended December 31,		Year Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023	2024	2023	2024	2023
Total revenues, less transaction-based expenses	$4,959	$4,440	$2,298	$2,231	$2,022	$1,317	$9,279	$7,988
Operating expenses	1,323	1,281	1,455	1,420	2,192	1,593	4,970	4,294
Less: Amortization of acquisition-related intangibles	67	65	152	168	792	515	1,011	748
Less: Transaction and integration costs	—	—	—	—	102	269	102	269
Less: Regulatory matters	5	11	10	—	—	—	15	11
Less: Other	11	6	21	—	—	—	32	6
Adjusted operating expenses	$1,240	$1,199	$1,272	$1,252	$1,298	$809	$3,810	$3,260
Operating income/(loss)	$3,636	$3,159	$843	$811	$(170)	$(276)	$4,309	$3,694
Adjusted operating income	$3,719	$3,241	$1,026	$979	$724	$508	$5,469	$4,728
Operating margin	73%	71%	37%	36%	(8)%	(21)%	46%	46%
Adjusted operating margin	75%	73%	45%	44%	36%	39%	59%	59%

Adjusted Operating Income, Operating Margin and Operating Expense Reconciliation

(In millions)

(Unaudited)

	Exchanges Segment		Fixed Income and Data Services Segment		Mortgage Technology Segment		Consolidated
	Three Months Ended December 31,		Three Months Ended December 31,		Three Months Ended December 31,		Three Months Ended December 31,
	2024	2023	2024	2023	2024	2023	2024	2023
Total revenues, less transaction-based expenses	$1,236	$1,136	$579	$563	$508	$502	$2,323	$2,201
Operating expenses	334	337	368	363	544	576	1,246	1,276
Less: Amortization of acquisition-related intangibles	16	16	38	41	199	199	253	256
Less: Transaction and integration costs	—	—	—	—	14	68	14	68
Less: Regulatory matter	5	—	—	—	—	—	5	—
Less: Other	—	—	1	—	—	—	1	—
Adjusted operating expenses	$313	$321	$329	$322	$331	$309	$973	$952
Operating income/(loss)	$902	$799	$211	$200	$(36)	$(74)	$1,077	$925
Adjusted operating income	$923	$815	$250	$241	$177	$193	$1,350	$1,249
Operating margin	73%	70%	36%	36%	(7)%	(15)%	46%	42%
Adjusted operating margin	75%	72%	43%	43%	35%	39%	58%	57%

Adjusted Net Income Attributable to ICE and EPS

(In millions)

(Unaudited)

	Twelve Months Ended December 31, 2024	Twelve Months Ended December 31, 2023
Net income attributable to ICE	$2,754	$2,368
Add: Amortization of acquisition-related intangibles	1,011	748
Add: Transaction and integration costs	102	269
(Less)/Add: Litigation and regulatory matters	(145)	11
Add: Net losses from unconsolidated investees	62	122
Add: Loss on sale and fair value adjustments of equity investments and dividends received	1	3
Less: Net interest income on pre-acquisition-related debt	—	(12)
Add: Other	26	182
Less: Net income tax effect for the above items and deferred tax adjustments	(268)	(309)
Less: Deferred tax adjustments on acquisition-related intangibles	(43)	(126)
Less: Other tax adjustments	(3)	(79)

Adjusted net income attributable to ICE	$3,497	$3,177

Diluted earnings per share attributable to ICE common stockholders	$4.78	$4.19

Adjusted diluted earnings per share attributable to ICE common stockholders	$6.07	$5.62

Diluted weighted average common shares outstanding	576	565

Adjusted Net Income Attributable to ICE and EPS

(In millions)

(Unaudited)

	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023
Net income attributable to ICE	$698	$373
Add: Amortization of acquisition-related intangibles	253	256
Add: Transaction and integration costs	14	68
Add: Regulatory matter	5	—
(Less)/Add: Net (profits)/losses from unconsolidated investees	(1)	31
Less: Gain on sale of equity investments and dividends received	—	(4)
(Less)/Add: Other	(5)	160
Less: Net income tax effect for the above items and deferred tax adjustments	(69)	(131)
(Less)/Add: Deferred tax adjustments on acquisition-related intangibles	(17)	5
(Less)/Add: Other tax adjustments	(3)	2

Adjusted net income attributable to ICE	$875	$760

Diluted earnings per share attributable to ICE common stockholders	$1.21	$0.65

Adjusted diluted earnings per share attributable to ICE common stockholders	$1.52	$1.33

Diluted weighted average common shares outstanding	577	574

Adjusted Free Cash Flow Calculation

(In millions)

(Unaudited)

	Twelve Months Ended December 31, 2024	Twelve Months Ended December 31, 2023
Net cash provided by operating activities	$4,609	$3,542
Less: Capital expenditures	(406)	(190)
Less: Capitalized software development costs	(346)	(299)
Free cash flow	3,857	3,053
(Less)/Add: Section 31 fees, net	(237)	144
Adjusted free cash flow	$3,620	$3,197

About Intercontinental Exchange

Intercontinental Exchange, Inc. (NYSE: ICE) is a Fortune 500 company that designs, builds, and operates digital networks that connect people to opportunity. We provide financial technology and data services across major asset classes helping our customers access mission-critical workflow tools that increase transparency and efficiency. ICE’s futures, equity, and options exchanges -- including the New York Stock Exchange -- and clearing houses help people invest, raise capital and manage risk. We offer some of the world’s largest markets to trade and clear energy and environmental products. Our fixed income, data services and execution capabilities provide information, analytics and platforms that help our customers streamline processes and capitalize on opportunities. At ICE Mortgage Technology, we are transforming U.S. housing finance, from initial consumer engagement through loan production, closing, registration and the long-term servicing relationship. Together, ICE transforms, streamlines, and automates industries to connect our customers to opportunity.

Trademarks of ICE and/or its affiliates include Intercontinental Exchange, ICE, ICE block design, NYSE and New York Stock Exchange. Information regarding additional trademarks and intellectual property rights of Intercontinental Exchange, Inc. and/or its affiliates is located at http://www.intercontinentalexchange.com/terms-of-use. Key Information Documents for certain products covered by the EU Packaged Retail and Insurance-based Investment Products Regulation can be accessed on the relevant exchange website under the heading “Key Information Documents (KIDS).”

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 - Statements in this press release regarding ICE's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in Intercontinental Exchange, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 6, 2025. We caution you not to place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all factors that may affect our business and prospects. Further, management cannot assess the impact of each factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SOURCE: Intercontinental Exchange

ICE-CORP

ICE Investor Relations Contact:

Katia Gonzalez

+1 678 981 3882

katia.gonzalez@ice.com

investors@ice.com

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+1 212 323 8587

damon.leavell@ice.com

media@ice.com